CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this registration statement on Form N-1A (the “Registration Statement”) of our report dated October 30, 2007, relating to the financial statements and financial highlights of the portfolios comprising John Hancock Funds II, which appear in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.
/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2007